CERTIFICATION OF CHIEF FINANCIAL OFFICER                            Exhibit 32.2





                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002(18 U.S.C. 1350)

The undersigned, Nathan E. Bailey, Vice President and Controller of United Medicorp, Inc. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "Report").

The undersigned hereby certifies that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 29th day of March 2004.


/s/ Nathan E. Bailey
-----------------------------
Nathan E. Bailey


Vice President and Controller